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News Release

Media Contact:
Mary Davis
(734) 477-1374

Borders Group Closes Transaction for Sale of Paperchase Products Limited

ANN ARBOR, Mich., July 20, 2010 — Borders Group, Inc. (NYSE: BGP) today announced it has closed on the previously announced transaction to sell Paperchase Products Limited (“Paperchase”) to Primary Capital Limited, a U.K.-based private equity firm, for approximately $31 million USD.

The agreement was described in a July 13 news release as well as a Form 8-K report recently filed by the company.

About Borders Group, Inc.

Headquartered in Ann Arbor, Mich., Borders Group, Inc. (NYSE: BGP) is a leading specialty retailer of books as well as other educational and entertainment items. The company employs approximately 19,500 throughout the U.S., primarily in its Borders(R) and Waldenbooks(R) stores. Online shopping is offered through borders.com. Find author interviews and vibrant discussions of the products we and our customers are passionate about online at facebook.com/borders, twitter.com/borders and youtube.com/bordersmedia. For more information about the company, visit borders.com/media.

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